Exhibit 99.1

News Release

For Immediate Release

For more information, contact:

Sandra A. Frankhouse

Chief Financial Officer and Treasurer

Tel: 419-468-7600

PECO II Names John Heindel as President and Chief Executive Officer

GALION, Ohio – August 1, 2005 – PECO II, Inc. (Nasdaq:PIII) announced today the appointment of John G. Heindel, 50, as President and Chief Executive Officer of the Company. Mr. Heindel, a telecommunications industry veteran who guided the formation of Lucent Worldwide Services, succeeds James L. Green, 77, who previously announced his retirement as President and CEO.

Mr. Green will continue to serve as a member of the Board of Directors and has been elected Chairman. In that capacity he succeeds Matthew P. Smith, who remains on the Board. Mr. Heindel has been appointed to the Board for a two year term.

PECO II is a full-service provider of engineering and installation on- site services and manufacturer of communications power systems and equipment to the communications industry.

“John Heindel is a strong leader whose demonstrated success in delivering revenue and profit growth in competitive arenas is ideally suited for PECO II as it takes advantage of markets that appear to be increasingly favorable,” said Mr. Green. “With our stable operations, cash flow and balance sheet, and major new contracts in place, we now embark on an exciting period under his direction.”

Mr. Heindel said, “Our entire industry while still facing significant challenges is positioned for growth. PECO II has a rich history of service to its customers and I am excited to become a member of its leadership team. Leveraging our competencies and solid balance sheet with a strong focus on our customers will afford us the opportunity to win in today’s very competitive market place. I look forward to working with the team in taking PECO II to the next level.”

Mr. Heindel spent more than 22 years with Lucent Technologies and its predecessor companies, most recently as president, Worldwide Services. In that capacity, he was responsible for the formation of Lucent Worldwide Services and led the services business to profitability despite the severe industry downturn. Since leaving Lucent in 2003, Mr. Heindel has provided strategic consulting services to various companies interested in making acquisitions in the communications industry.

Previously, Mr. Heindel served in leadership positions with Lucent in sales, manufacturing, strategic planning and finance, both inside and outside the United States. He also had prior experience with PricewaterhouseCoopers.

Mr. Heindel holds an M.S. degree in management from Stanford University and a B.S. degree in accounting from Monmouth College.

Mr. Green, one of the Company’s founders, left retirement and returned to the Company in April 2003. Previously, he had served as Chairman of the Board of Directors from the Company’s founding in 1988 until July 2001 and, at various times, as President and CEO. He has more than 50 years of experience in the communications industry.

About PECO II, Inc.

PECO II, headquartered in Galion, Ohio, provides engineering and on-site installation services and designs, manufactures and markets communications power systems and power distribution equipment. As the largest independent full-service provider of telecommunications power systems, the Company provides total power quality and reliability solutions, and supports the power infrastructure needs of communications service providers in the local exchange, long-distance, wireless, broadband and Internet markets. Additional information about PECO II can be found at www.peco2.com.

Forward-Looking Statements

Certain of the Company’s statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, beliefs and expectations and include primarily, for example, statements in this document regarding an expected upturn in the market served and improved prospects for the Company. Such forward-looking statements include risks and uncertainties that could cause results to differ materially from plans and expectations. For further information on issues that could materially affect PECO II’s performance, please refer to the Company’s filings with the Securities and Exchange Commission.

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